Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL ACQUIRES LEADING PROBIOTIC BRANDS AND RIGHTS TO PROBIOTIC TECHNOLOGY

- Enters fast growing probiotic category by purchasing Sustenex and Digestive Advantage brands and rights to leading BC30 technology from Ganeden Biotech, Inc. -

- $40 million asset purchase expected to increase revenues and generate accretive earnings -

Salt Lake City, Utah, June 2, 2011: Schiff Nutrition International, Inc. (NYSE: WNI), through its subsidiary Schiff Nutrition Group, Inc., purchased certain assets and assumed certain liabilities of Ganeden Biotech, Inc. (Ganeden) for $40 million in cash utilizing its existing revolving credit facility.  Schiff now owns (1) the worldwide exclusive rights to use the leading probiotic technology GanedenBC30® (BC30, Bacillus coagulans GBI-30, 6086) in the over-the-counter and dietary supplement space and (2) the leading brands Sustenex® and Digestive Advantage® under which BC30 is currently sold.  Ganeden and Schiff also intend to collaborate on extending the use of probiotic technologies into new areas of human health.

The probiotics category is growing over 20% on an annualized basis, according to Nutrition Business Journal.  BC30 has over 95 US and foreign patents and patent applications.  Its successful probiotic bacteria strains have been shown to be hardier than other probiotic strains.  BC30 exhibits excellent stability and offers more flexibility in manufacturing and delivery systems.  Recently BC30 was introduced in gummies and chews, providing consumers an easier way to take supplements.

Tarang Amin, president and chief executive officer of Schiff Nutrition, stated: “Our focus is to deliver shareholder value by building premium brands and leading innovation.  By acquiring the rights to the leading probiotics technology, we have entered a new, rapidly expanding category that creates accretive growth opportunities.

“We believe BC30 has many inherent physical properties that make it superior to other traditional probiotic organisms.  We intend to leverage this enviable technology and grow the Sustenex and Digestive Advantage lines.  In addition, we plan to capitalize on Schiff’s brand marketing know-how, provide incremental marketing investment and use our well established customer relationships to increase distribution,” Amin concluded.

The assets and brands acquired from Ganeden generated net revenue of approximately $17 million for the year ended December 31, 2010.  This transaction is expected to increase Schiff’s net revenues and, excluding one-time costs, be accretive to earnings for its fiscal year ended May 31, 2012.  Management intends to address the impact of the acquisition on the company’s financial position when it announces its fourth quarter and fiscal 2011 financial results scheduled for July.

About Sustenex www.schiffnutrition.com
Sustenex® with GanedenBC30® has harnessed the power of probiotics in a full line of probiotic products to offer you and your entire family simple solutions to help support digestive and immune health.  Sustenex is unique because it contains GanedenBC30 (Bacillus coagulans GBI-30, 6086), a special strain of probiotic bacteria that is able to better survive stomach acids to reach the digestive tract where they offer the greatest benefit.

About Digestive Advantage www.schiffnutrition.com
Digestive Advantage® has been clinically shown to help defend against occasional digestive upsets.  Its products, available at over 70,000 retail stores nationwide, include Intensive Bowel Support, Lactose Defense Formula, Gas Defense Formula, and Daily Constipation Formula.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  Schiff’s portfolio of well-known brands includes Move Free®, Schiff® Vitamins, MegaRed®, Mega-D3™, Tiger's Milk® and Fi-Bar®.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the inability to project the future impact of the acquired assets and assumed liabilities on our business, financial condition and results of operation; the inability to realize anticipated returns on our investment in BC30 and the development of other probiotic technologies; the inability to grow the Sustenex and Digestive Advantage brands and leverage our existing marketing know-how and distribution channels to achieve anticipated sales levels for these product lines; uncertainties relating to our intended collaboration with Ganeden, including the inability to extend the use of probiotic technologies; dependence on sales of our Move Free product and the joint care category, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales (especially in the joint care and omega-3 categories) outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements including products in the probiotic space, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction, the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Kirsten Chapman / Cathy Mattison Lippert / Heilshorn & Associates (415) 433-3777 email: cmattison@lhai.com